INVESTOR RELATIONS ENGAGEMENT AGREEMENT

This Investor Relations Engagement Agreement (“Agreement”) shall serve as the complete and final understanding by and between Magellan Gold Corporation (the “Company”), 2010A Harbison Drive #312, Vacaville, California 95687 and Intuitive Pty Ltd (“Intuitive”) 52 Dixon Street, Malvern, VIC 3144 Australia, both of which are also referred to collectively herein as “the Parties.”

I.

PRIMARY GOAL

Intuitive shall undertake an investors relations and communications program on behalf of the Company. The program will focus on potential investors outside of the United States. The objective of the program will be to broaden the awareness of the Company in the international capital markets through a methodical, disciplined and proven communications process. Intuitive makes no representations as to the effect of its efforts. The Parties recognize that the markets for publicly traded stocks are complex, and are influenced by numerous factors beyond the control of Intuitive and the Company.

II.

SUMMARY OF ACTIVITIES

Intuitive shall undertake the specific activities outlined below:

1.

Confer with management as to the Company’s activities and progress on an on-going basis so as to be able to present accurate and timely information to investors. Advise the Company as to effective international investor relations strategies.

2.

Identify key target dates and tasks to be accomplished in concert with any significant events or activities planned by the Company, and work with management to ensure effective and timely communications of investor relations information.

3.

Develop and maintain a database of international stockholders. Maintain ongoing communication through phone, e-mail, fax and regular mail with these stockholders.

4.

On an ongoing basis identify potential purchasers of the Company’s securities (analysts, fund managers, brokers, newsletter writers and individual investors). Forward contact information to the Company for inclusion on the Company’s fax, e-mail and mailing lists.

5.

Coordinate any international programs designed to bring the Company’s story to the attention of the international investment community.

6.

Arrange, where possible, for face-to-face meetings with members of the investment community, either when such individuals travel to the United States, or when management travels overseas, as appropriate.

INVESTOR RELATIONS ENGAGEMENT AGREEMENT

Magellan Gold Corporation and Intuitive Pty Ltd.

III.

COMPENSATION AND EXPENSES

Compensation

As consideration for Intuitive’s services, the Company shall pay Intuitive five hundred thousand (500,000) shares of Magellan Gold Corporation’s restricted common stock at the commencement of engagement under this Agreement. The stock issued hereunder is to be issued __% in the name of Peter Nesveda and __% in the name of __________.

Expenses

Intuitive shall pay the direct and indirect expenses related to this engagement. The Company shall reimburse Intuitive for direct travel or other one-off expenses it specifically requests Intuitive to undertake on the Company’s behalf. All such reimbursable expenses must be approved in advance. The Company shall reimburse pre-approved expenses within thirty (30) days of receiving Intuitive’s bill supported by itemized receipts.

IV.

FINANCING EXPRESSLY EXCLUDED

While Intuitive’s scope of work is expected to interface with the investment and financial community, this engagement expressly excludes corporate financing activities of any type. Intuitive’s services are defined as stockholder communications and investor relations.

V.

COMMENCEMENT DATE

The date of commencement of this agreement is September 1, 2016 (“Effective Date”).

VI.

TERM OF AGREEMENT

Upon the Parties’ execution hereof and the Company’s timely delivery of compensation instruments as stipulated herein, this Agreement shall continue for a duration of twenty-four (24) months from the Effective Date. At the end of the twenty-four (24) month period, if this Agreement has not been terminated as provided herein or if the Parties have not agreed to continue the Agreement under new terms yet to be specified, then the Agreement shall expire by its term.

VII.

TERMINATION

The Company may terminate this Agreement immediately without notice or demand if any of the following should occur:

 (i)

Intuitive’s material breach of this Agreement.

(ii)

Any willful breach of duty or habitual neglect of duty by Intuitive as related to the performance of this Agreement.

(iii)

 The dissolution, insolvency, or bankruptcy of Intuitive.

INVESTOR RELATIONS ENGAGEMENT AGREEMENT

Magellan Gold Corporation and Intuitive Pty Ltd.

Intuitive may terminate this Agreement immediately without notice or demand if any of the following should occur:

(i)

Within thirty days of the Execution Date hereof, the Company fails to remit any compensation instrument so due and an original of this signed Agreement.

(ii)

Within thirty (30) days of its due date, Intuitive is not in receipt of reimbursement for properly billed and documented expenses.

(iii)

The Company’s material breach of this Agreement.

(iv)

The dissolution, insolvency, or bankruptcy of the Company.

VIII.

LAWS, REGULATIONS, & CONFIDENTIALITY

Intuitive agrees to comply fully with all federal and state securities laws and regulations, industry guidelines and applicable corporate law. Additionally, Intuitive shall maintain the confidentiality of all information of the Company not cleared by the Company for public release.

IX.

INDEMNIFICATION

The Company agrees to indemnify and hold harmless Intuitive, including its principals, members, and employees from and against any and all losses, claims, damages, expenses and/or liabilities which Intuitive may incur arising out of Intuitive’s reliance upon and approved use of information, reports, and data furnished by and representations made by the Company with respect to itself, whereby Intuitive in turn distributes and conveys such information, reports, and data to the public in the normal course of representing the Company in financial communications activities. Such indemnification shall include, but not be limited to, expenses (including all attorneys’ fees), judgments, and amounts paid in settlement actually and reasonably incurred by Intuitive in connection with an action, suit or proceeding brought against Intuitive and/or its principals, members, or employees.

Similarly, Intuitive agrees to indemnify and hold harmless the Company, including its principals, directors, officers, and employees from and against any and all losses, claims, damages, expenses and/or liabilities which the Company may incur arising out of Intuitive’s representation of the Company to the investment community, media, or its shareholders. Such indemnification shall include, but not be limited to, expenses (including all attorneys’ fees), judgments, and amounts paid in settlement actually and reasonably incurred by the Company in connection with an action, suit or proceeding brought against the Company and/or its principals, members, or employees.

INVESTOR RELATIONS ENGAGEMENT AGREEMENT

Magellan Gold Corporation and Intuitive Pty Ltd.

X.

ARBITRATION

The parties shall submit any dispute arising out of this Agreement, including the interpretation of or the enforcement of rights and duties under this Agreement, to final and binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association, in Albuquerque, NM.  At the request of any party, the arbitrators, attorneys, parties to the arbitration, witnesses, experts, court reporters, or other persons present at the arbitration shall agree in writing to maintain the strict confidentiality of the arbitration proceedings. Arbitration shall be conducted by a single, neutral arbitrator, or, at the election of any party, three neutral arbitrators, appointed in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The arbitrator(s) shall be attorneys in practice for at least ten years, and experienced in the matter(s) being arbitrated. The award of the arbitrator(s) shall be enforceable according to the applicable provisions of the NM Code of Civil Procedure. The arbitrator(s) shall have the same powers as those of a judge of the Superior Court of the State of New Mexico, shall be bound by the statutes and case law of the State of New Mexico, and shall render a decision as would a judge of a Superior Court of the State of New Mexico.  Notwithstanding the foregoing, either party shall have the right to petition a court of competent jurisdiction, for (i) injunctive relief or other equitable remedies against the other for any violation or breach by such party of its obligations hereunder pending a decision by the arbitrator(s), and (ii) for a permanent injunction. If proper notice of any hearing has been given, the arbitrator(s) will have full power to proceed to take evidence or to perform any other acts necessary to arbitrate the matter in the absence of any party who fails to appear. EACH PARTY HERETO WAIVES THE RIGHT TO A JURY TRIAL.

XI.

MISCELLANEOUS

This Agreement shall be deemed to be executed and delivered within the State of New Mexico and is to be construed, interpreted and applied in accordance with the laws of the State of New Mexico, excluding that body of law relating to the Conflicts of Law. This Agreement shall have venue in the courts of Bernalillo County. If any provision, term, or condition of this Agreement, or any application thereof, shall be declared invalid or unenforceable by any court of competent jurisdiction, such invalid or unenforceable language shall not affect the enforceability or effectiveness of the remainder of the Agreement. As such, the remainder of this Agreement, and any other application of such provision, term, or condition, shall survive and continue in full force and effect.

The failure of either party to exercise any right, power, options or remedies provided hereunder, or to insist upon strict compliance with the terms hereof by the other, shall not constitute a waiver of the terms and conditions of this Agreement with respect to any other or subsequent breach thereof, nor a waiver by either party of its rights at any time thereafter to require exact and strict compliance with all terms hereof. The rights and remedies hereunder are cumulative to any other rights or remedies that may be granted by law.

The undersigned hereby represent, warrant and certify that they in fact have full authority to enter into this specific Agreement; and furthermore agree to provide each other proof of such authority should such proof be requested.

This is the complete and final Agreement between the Parties relative to the subject matter hereof and all prior and contemporaneous statements, both oral and written are hereby superceded.

The Parties shall, within ten (10) days of the execution date hereof, forward to each other an original of the signed and dated Agreement.

INVESTOR RELATIONS ENGAGEMENT AGREEMENT

Magellan Gold Corporation and Intuitive Pty Ltd.

The Parties hereby indicate their acceptance of the terms, conditions, and provisions outlined herein by signing and dating the Agreement as provided for below.

Intuitive Pty Ltd

___________________________________

_________________

Peter Nesveda

Date

President

Magellan Gold Corporation

___________________________________

_________________

Pierce Carson

Date

President & CEO

INVESTOR RELATIONS ENGAGEMENT AGREEMENT

Magellan Gold Corporation and Intuitive Pty Ltd.